McKesson Realigns Organizational Structure to Better Serve Customers and Patients While Optimizing Growth

IRVING, Texas, July 1, 2020 - McKesson Corporation (NYSE:MCK) today announces changes to its reportable business structure. The Company has revised its reportable segments commencing in the second quarter of fiscal 2021.

These moves reflect the Company’s continued focus on delivering new and innovative solutions to respond to the evolving needs of the healthcare industry, customers and patients.

“McKesson has had a long history of leadership in the healthcare industry by advancing our business to meet the changing needs of our customers, providers, biopharma partners and the patients we collectively serve,” said Brian Tyler, chief executive officer, McKesson. “We are in the midst of a dynamic healthcare environment with ongoing shifts in technology, reimbursement, policy and patient centricity. This new structure positions McKesson to better meet our customers’ needs by driving efficiencies, enhancing operations and delivering new solutions that are directly focused on solving their biggest challenges. This reportable structure, which will create a more streamlined organization, will also enable new opportunities and increased innovation that will strategically position our business for future growth.”

McKesson will have four reportable segments. The new reportable segments are:

U.S. Pharmaceutical and Specialty Solutions (USPSS) will become U.S. Pharmaceutical (USP), led by Kirk Kaminsky, president, and will continue to focus on best-in-class wholesale drug distribution and value-added technology solutions for retail pharmacies, health systems, payers and community providers. USP will also continue to lead the market in cancer care transformation through our comprehensive solutions offered through The US Oncology Network, US Oncology Research, McKesson Data Evidence and Insights and Biologics by McKesson specialty pharmacy.

Prescription Technology Solutions (RxTS) is a new reportable segment that brings together RelayHealth, CoverMyMeds and RxCrossroads by McKesson to serve our biopharma and life sciences partners and patients. This segment, led by Nathan Mott, president, will work across the healthcare delivery system to connect pharmacies, providers, payers and biopharma for next-generation patient access and adherence solutions.

International is a newly established reportable segment that combines McKesson Canada and McKesson Europe. Bringing together non-U.S.-based drug distribution services, specialty pharmacy, retail and infusion care services, McKesson’s International segment will focus on enabling and accelerating the delivery of affordable, quality healthcare solutions. Together, these business units are positioned to further leverage the Company’s scale and reach to drive value across key differentiators like the Company’s owned retail pharmacy assets. Kevin Kettler remains CEO and chairman of the management board, McKesson Europe, and will take on the added responsibility of leading McKesson’s International segment. Domenic Pilla remains CEO, McKesson Canada.

Medical-Surgical Solutions distributes medical-surgical supplies and provides logistics and other services to healthcare providers in the United States. This segment, led by Stanton McComb, president, is unaffected by the realignment.

Note: Business activities previously reported in Other will be included in the newly created reportable segments, excluding the Company’s investment in the Change Healthcare joint venture, which was separated from the Company in the fourth quarter of 2020.

McKesson expects to transition to financial reporting under the new four-segment structure for periods commencing after the first quarter of fiscal 2021.

Cautionary Statements
This press release contains information about the Company’s plans that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements involve risks and uncertainties that could cause actual results to differ materially from those in those statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly update forward-looking statements. It is not possible to identify all such risks and uncertainties. We encourage investors to read the important risk factors described in the Risk Factors section of the Company’s Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission. These risk factors include, but are not limited to: we experience costly and disruptive legal disputes; we might record significant charges from impairment to goodwill, intangibles and other assets or investments; we may be unsuccessful in retail pharmacy profitability; we might be harmed by large customer purchase reductions, payment defaults or contract non-renewal; we might be adversely impacted by healthcare reform such as changes in pricing and reimbursement models; we might be adversely impacted by an economic slowdown or recession; disruption in capital and credit markets might impede our access to credit, increase our borrowing costs and impair the financial soundness of our customers and suppliers; we might be adversely impacted by events outside of our control, such as widespread public health issues (including the COVID-19 pandemic), natural disasters, political events and other catastrophic events.
About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.
Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com